3Q’15 Financial Results October 16, 2015 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC’s website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “outlook,” “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our platform revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; our need for additional financing, higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to securitize our loans, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loans, and lower payment rates on our securitized loans; our reliance on dividends, distributions and other payments from Synchrony Bank; our ability to grow our deposits in the future; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of strategic investments; reductions in interchange fees; fraudulent activity; cyber-attacks or other security breaches; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and state sales tax rules and regulations; significant and extensive regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Act and the impact of the CFPB’s regulation of our business; changes to our methods of offering our CareCredit products; impact of capital adequacy rules; restrictions that limit Synchrony Bank’s ability to pay dividends; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; failure to comply with anti-money laundering and anti-terrorism financing laws; effect of General Electric Capital Corporation being subject to regulation by the Federal Reserve Board both as a savings and loan holding company and as a systemically important financial institution; General Electric Company (GE) not completing the separation from us as planned or at all, GE’s inability to obtain savings and loan holding company deregistration (GE SLHC Deregistration) and GE continuing to have significant control over us; any conditions of the Federal Reserve Board approval required for us to continue to be a savings and loan holding company; our need to establish and significantly expand many aspects of our operations and infrastructure; loss of association with GE’s strong brand and reputation; limited right to use the GE brand name and logo and need to establish a new brand; GE has significant control over us; terms of our arrangements with GE may be more favorable than what we will be able to obtain from unaffiliated third parties; obligations associated with being a public company; our incremental cost of operating as a standalone public company could be substantially more than anticipated; GE could engage in businesses that compete with us, and conflicts of interest may arise between us and GE; and failure caused by us of GE’s distribution of our common stock to its stockholders in exchange for its common stock to qualify for tax-free treatment, which may result in significant tax liabilities to GE for which we may be required to indemnify GE. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed on February 23, 2015. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Differences between this presentation and the supplemental financials may occur due to rounding. Non-GAAP Measures The information provided herein includes measures we refer to as “platform revenue” and “platform revenue excluding retailer share arrangements” and certain capital ratios, which are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The reconciliations of such measures to the most directly comparable GAAP measures are included in the appendix of this presentation. Disclaimers

3Q'15 Highlights

Financial highlights

- $574 million Net earnings, $0.69 EPS
- Strong growth across the business
  - ✓ Purchase volume +12%, Loan receivables +12%, Platform revenue +9%
- Asset quality continues to improve
  - ✓ Net charge-offs improved from 4.05% to 4.02% compared to prior year
  - ✓ 30+ delinquency improved from 4.26% to 4.02% compared to prior year
- Expenses in-line with expectations … increase driven by growth, infrastructure build and EMV rollout
- Delivering on our funding plan, deposits +$7.8 billion compared to prior year
- Strong capital and liquidity
  - ✓ 17.5% CET1 (BIIIT)[(a)]
  - ✓ $15.3 billion total liquid assets

Business highlights

- ✓ Received approval from Federal Reserve to become a standalone SLHC
- ✓ Renewed two partnerships, including a top 10 partner in PayPal

PayPal | SLEEPY'S The Only Mattress Professionals

- ✓ Signed two new partners

CITGO | The Container Store The Original Storage and Organization Store

- ✓ Expanded our CareCredit network

RITE AID

- ✓ Launched new programs

Guitar Center | ATHLETA

- ✓ Launched Samsung Pay for use with up to 12+ million active accounts

(a) CET1 % calculated under the Basel III transition guidelines synchrony FINANCIAL
3

4 Growth Metrics +12% Purchase volume $ in billions Loan receivables $ in billions Active accounts Average active accounts in millions Platform revenue $ in millions 3Q'14 3Q'15 $26.0 $29.2 $56.8 $63.5 $2,740 $2,519 62.2 59.9 +4% +9% +12% 3Q'14 3Q'15 3Q'14 3Q'15 3Q'14 3Q'15

5 Platform Results Retail Card Loan receivables, $ in billions $38.5 $43.4 3Q'14 3Q'15  Strong receivable growth across partner programs  Platform revenue up 10% driven by receivable growth Payment Solutions Loan receivables, $ in billions $11.5 $12.9 3Q'14 3Q'15  Broad receivable growth led by home furnishings and auto  Platform revenue up 8% driven by receivable growth CareCredit Loan receivables, $ in billions $6.8 $7.2 3Q'14 3Q'15  Receivable growth led by dental and veterinary  Platform revenue up 3% driven by receivable growth Purchase volume Accounts $21.0 48.4 $23.6 49.9 +12% +3% $3.2 6.9 $3.6 7.5 +13% +8% $1.8 4.6 $2.0 4.8 +13% +5% Platform revenue $1,694 $1,870 +10% $403 $434 +8% $422 $436 +3% +13% +12% +5% (a) a) Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Platform revenue $ in millions V% V% V%

Financial Results

Summary earnings statement

$ in millions, except ratios	3Q'15	3Q'14	B/(W) $	B/(W) %
Total interest income	$3,392	$3,123	$269	9%
Total interest expense	289	244	(45)	(18)%
Net interest income (NII)	**3,103**	**2,879**	**224**	**8%**
Retailer share arrangements (RSA)	(723)	(693)	(30)	(4)%
NII, after RSA	**2,380**	**2,186**	**194**	**9%**
Provision for loan losses	702	675	(27)	(4)%
Other income	84	96	(12)	(13)%
Other expense	843	728	(115)	(16)%
Pre-Tax earnings	**919**	**879**	**40**	**5%**
Provision for income taxes	345	331	(14)	(4)%
Net earnings	**$574**	**$548**	**$26**	**5%**
Return on assets	2.9%	3.2%		(0.3)pts.

Third quarter 2015 highlights

- **$574 million Net earnings, 2.9% ROA**
- **Net interest income up 8% driven by growth in loan receivables**
  - ✓ Interest and fees on loan receivables up 8% in-line with average receivable growth
  - ✓ Interest expense increase driven by growth, liquidity and funding mix
- **Provision for loan losses driven by receivable growth, partially offset with improved asset quality**
  - ✓ Asset quality improved … 30+ delinquencies down 24bps. and NCO rate down 3bps. vs. prior year
- **Other income down 13%**
  - ✓ Increased loyalty costs partially offset by increased interchange due to program growth
- **Other expense in-line with expectations**
  - ✓ Other expense increase primarily driven by growth, infrastructure build and EMV rollout synchrony FINANCIAL

6

7 Net Interest Income Third quarter 2015 highlights • Net interest income up 8% driven by growth in receivables, partially offset by higher funding costs  Interest and fees on loans up 8% driven by loan receivable growth • Net interest margin decline driven primarily by increase in liquidity  Liquid assets increased to $15.3 billion, conservatively invested in cash and short-term U.S. Treasuries  Receivable yield 21.45%, down 33bps. reflecting higher payment rate and growth in promotional balances  Interest expense increased slightly to 1.82%, impacting Net interest margin by 4bps. Net interest income $ in millions, % of average interest-earning assets 17.11% 15.97% 3Q'14 3Q'15 +8% $2,879 $3,103 Receivable yield 21.78% 21.45% (33)bps. 3Q'14 Net interest margin 17.11% Liquidity (0.77) Receivable yield (0.33) Interest expense (0.04) 3Q'15 Net interest margin 15.97% V% Net interest margin walk % of average interest-earning assets

8 Asset Quality Metrics Net charge-offs $ in millions, % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables Allowance for loan losses $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables 4.26% 5.46% 4.88% $1,051 4Q’13 4Q’14 4.02% $2,553 $2,416 $673 $3,102 1.85% 4.86% 4.69% $656 4.05% $579 $658 5.48% $3,006 5.52% $2,998 5.05% $2,892 3.82% $2,097 4.09% $2,220 4.35% $2,488 $908 1.65% $1,046 1.93% $1,121 1.96% 1Q’14 2Q’14 3Q’14 4Q’13 4Q’14 1Q’14 2Q’14 3Q’14 4Q’13 4Q’14 1Q’14 2Q’14 3Q’14 4Q’13 4Q’14 1Q’14 2Q’14 3Q’14 (a) 4.14% $2,536 1Q’15 $1,162 1Q’15 1.90% 5.28% $3,236 1Q’15 4.32% $663 1Q’15 3.79% $2,209 2Q’15 $1,056 2Q’15 1.81% 5.59% $3,255 2Q’15 4.53% $668 2Q’15 3.53% $2,171 3Q’15 $933 3Q’15 1.52% 5.38% $3,302 3Q’15 4.63% $693 3Q’15 $1,102 1.73% 4.02% $633 5.31% $3,371 (a) Excludes $62 million net charge-off related to disposition of non-core receivables

9 Other expense $ in millions Other Expense Employee costs $239 $268 $29 12% Professional fees 149 162 $13 9% Marketing/BD 115 115 $- -% Information processing 47 77 $30 64% Other 178 221 $43 24% Other expense $728 $843 $115 16% Efficiency 31.9% 34.2% +2.3pts. $728 • Expense increase primarily driven by investments in growth, infrastructure build and EMV costs • Employee costs up $29 million  Driven by employees added for separation and growth • Professional fees up $13 million  Driven primarily by growth • Marketing/BD costs flat  Driven by an increase in portfolio marketing investments offset with lower brand advertising • Information processing up $30 million  Driven by IT investments and purchase volume growth • Other increased $43 million  Driven primarily by infrastructure build and growth • 33.3% Efficiency ratio year-to-date (a) “Other Expense” divided by sum of “NII, after RSA” plus “Other income” (1) V$ V% +16% (a) $843 3Q'14 3Q'15 Third quarter 2015 highlights

10 Funding, Capital and Liquidity (c) Liquid assets $14.1 $15.3 Undrawn securitization capacity 5.6 6.6 Total liquidity $19.7 $21.9 % of total assets 26.9% 27.5% Tier 1 common equity $11.2 $10.9 Risk-weighted assets $64.2 $65.3 Liquidity $ in billions 3Q'15 $21.9 $19.7 3Q'14 Capital ratios 3Q'15, $ in billions BIII CET1 T% (d) Does not include unencumbered assets in the Bank that could be pledged (d) BIII CET1% (a) Estimated percentages and amounts (b) Calculated under the Basel III transition guidelines (c) Calculated under the fully phased-in Basel III guidelines 17.5% 16.6% Funding sources $ in billions 3Q'14 3Q'15 Variance Deposits 54% 63% +9pts. Securitization 25% 21% (4)pts. GE Capital loan 2% - (2)pts. 3rd Party Debt 19% 16% (3)pts. $60.3 $64.4 Deposits Securitization GECC Loan 3rd Party Debt $32.7 $15.1 $11.1 $40.5 $13.7 $10.2 V$ (0.9) (1.4) +7.8 (a) (b) $1.4

3Q'15 Wrap Up

- Net earnings of $574 million … $0.69 earnings per share
- Broad based growth … Purchase volume +12%, Loan receivables +12%, Platform revenue +9%
- Renewed a top 10 partnership in PayPal, as well as Sleepy's
- Signed two new partnerships with Citgo and The Container Store
- Expanded CareCredit's network with our new Rite Aid partnership
- Launched new programs … Guitar Center and Athleta
- Launched Samsung Pay for use with up to 12 million active accounts
- Fast-growing deposit platform … deposits at $40.5 billion, now 63% of funding
- Strong balance sheet, $15.3 billion of liquid assets and 17.5% CET1 (BIIIT) [a]
- Received approval from Federal Reserve to become a standalone SLHC

(a) CET1 % calculated under the Basel III transition guidelines synchrony FINANCIAL
11

Engage with us.

13 Appendix

14 Non-GAAP Reconciliations In order to assess and internally report the revenue performance of our three sales platforms, we use measures we refer to as “platform revenue” and “platform revenue excluding retailer share arrangements.” Platform revenue is the sum of three line items in our Condensed Consolidated and Combined Statements of Earnings prepared in accordance with GAAP: “interest and fees on loans,” plus “other income,” less “retailer share arrangements.” Platform revenue and platform revenue excluding retailer share arrangements are not measures presented in accordance with GAAP. To calculate platform revenue we deduct retailer share arrangements but do not deduct other line item expenses, such as interest expense, provision for loan losses and other expense, because those items are managed for the business as a whole. We believe that platform revenue is a useful measure to investors because it represents management’s view of the net revenue contribution of each of our platforms. Platform revenue excluding retailer share arrangements represents management’s view of the gross revenue contribution of each of our platforms. These measures should not be considered a substitute for interest and fees on loans or other measures of performance we have reported in accordance with GAAP. We present certain capital ratios. As a new savings and loan holding company, we historically have not been required by regulators to disclose capital ratios, and therefore these capital ratios are non-GAAP measures. We believe these capital ratios are useful measures to investors because they are widely used by analysts and regulators to assess the capital position of financial services companies, although our Basel I Tier 1 common ratio is not a Basel I defined regulatory capital ratio, and our Basel I and Basel III Tier 1 common ratios may not be comparable to similarly titled measures reported by other companies. Our Basel I Tier 1 common ratio is the ratio of Tier 1 common equity to total risk- weighted assets as calculated in accordance with the U.S. Basel I capital rules. Our Basel III Tier 1 common ratio is the ratio of common equity Tier 1 capital to total risk-weighted assets, each as calculated in accordance with the U.S. Basel III capital rules (on a fully phased-in basis). Our Basel III Tier 1 common ratio is a preliminary estimate reflecting management’s interpretation of the final Basel III capital rules adopted in July 2013 by the Federal Reserve Board, which have not been fully implemented, and our estimate and interpretations are subject to, among other things, ongoing regulatory review and implementation guidance.

15 Non-GAAP Reconciliation The following table sets forth each component of our platform revenue for periods indicated below. ($ in millions) 2015 2014 Platform Revenue Total: Interest and fees on loans . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $3,379 $3,116 Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $84 $96 Retailer share arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $(723) $(693) Platform revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,740 $2,519 Retail Card: Interest and fees on loans . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $2,508 $2,299 Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $70 $78 Retailer share arrangements . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $(708) $(683) Platform revenue . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $1,870 $1,694 Payment Solutions: Interest and fees on loans . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $442 $405 Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $5 $7 Retailer share arrangements . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $(13) $(9) Platform revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $434 $403 CareCredit: Interest and fees on loans . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $429 $412 Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $9 $11 Retailer share arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $(2) $(1) Platform revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $436 $422 For the Three Months Ended Sep 30,

16 Non-GAAP Reconciliation The following table sets forth a reconciliation of each component of our capital ratios to the comparable GAAP component at September 30, 2015. COMMON EQUITY MEASURES GAAP Total common equity .................................................................................................... Less: Goodwill ............................................................................................................... Less: Intangible assets, net ............................................................................................. Tangible common equity ........................................................................................................ Adjustments for certain deferred tax liabilities and certain items in accumulated comprehensive income (loss) ................................................................ Basel III –Common equity Tier 1 (fully phased-in) ............................................................ Adjustments related to capital components during transition ........................................ Basel III – Common equity Tier 1 (transition) ................................................................... Risk-weighted assets – Basel III (fully phased-in) .............................................................. Risk-weighted assets – Basel III (transition) ....................................................................... $12,158 (949) (646) $10,563 291 $10,854 375 $11,229 $65,278 $64,244 $ in millions at September 30, 2015